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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement of Lithium Technology Corporation on Form S-8 pertaining of our report dated February 5, 1999 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty concerning the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Lithium Technology Corporation for the fiscal year ended December 31, 1998.


                                  DELOITTE & TOUCHE LLP
                                  Philadelphia, Pennsylvania
                                  May 27, 1999